UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2007

KREIDO BIOFUELS, INC.
 (Exact name of registrant as specified in its charter)

Nevada	333-130606	20-3240178
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1140 Avenida Acaso Camarillo, California	93012
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 389-3499

Not applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 4, 2007, Kreido Biofuels, Inc. (the “Company”) entered into an Employment Agreement with Philip Lichtenberger (the “Agreement”), pursuant to which Mr. Lichtenberger will continue to serve as the Company's Senior Vice President of Operations and interim Chief Financial Officer. A form of the Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

The initial term of the Agreement is two years and the Agreement provides that Mr. Lichtenberger’s base salary will be $190,000 per year. Mr. Lichtenberger will be eligible to earn performance based bonuses ranging from 20% to 50% of his base salary as determined by the Compensation Committee of the Company’s Board of Directors. The Agreement also provides for a bonus of $50,000 for his service to the Company’s subsidiary, Kreido Laboratories, in 2006.

Mr. Lichtenberger was granted an option to purchase 580,000 shares of the Company’s common stock under the Company’s 2006 Equity Incentive Plan at an exercise price of $1.18 per share on April 3, 2007. 145,000 options to purchase common stock vested upon execution of the Agreement and the remainder of the options vest in eight equal installments of 54,375 each per calendar quarter beginning with the calendar quarter ending on June 30, 2007. If the Company terminates Mr. Lichtenberger’s employment in connection with a Change of Control (as defined in the Agreement) or without Cause, or if Mr. Lichtenberger terminates his employment for Good Reason, one half of all unvested options will immediately vest and the option term will continue for five years from the date of termination of employment. If the Company terminates Mr. Lichtenberger’s employment for Cause, all unvested options shall immediately expire and vested but unexercised options will expire 30 days after the date of termination. If Mr. Lichtenberger terminates his employment without Good Reason, all unvested options shall immediately expire and the term of vested but unexercised options will expire five years after the date of termination. If Mr. Lichtenberger’s employment is terminated on account of death or Disability (as defined in the Agreement), all unvested options shall immediately expire and the term of vested but unexercised options will expire one year after the date of termination. Mr. Lichtenberger has also entered into a Lock Up Agreement which contains limits as to when Mr. Lichtenberger may sell the shares underlying the options.

Should Mr. Lichtenberger’s employment be terminated by the Company for Cause or by Mr. Lichtenberger without Good Reason (each as defined in the Agreement), he shall receive a lump sum cash payment equal to the sum of any accrued but unpaid base salary as of the date of termination and earned benefits under any of the Company's benefit plans. If Mr. Lichtenberger’s employment is terminated by the Company without Cause or by Mr. Lichtenberger for Good Reason, he shall receive a lump sum cash payment equal to the sum of his accrued base salary, earned bonus and severance pay for twelve months of base salary.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Please refer to Item 1.01 for the material terms of the Agreement, including the grant of a stock option pursuant to the Company’s 2006 Equity Incentive Plan. The Agreement is attached hereto as Exhibit 10.1

Item 8.01 Other Events

On April 2, 2007, Kreido Biofuels, Inc. issued a press release announcing that it has met ASTM specifications on multiple feedstocks. A copy of the press release is attached hereto as Exhibit 99.1, and the information contained therein is incorporated herein by reference. The information contained in Item 8.01 to this Form 8-K, including the exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and the information shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Exhibit
10.1	Employment Agreement dated April 4, 2007, by and between the Company and Philip Lichtenberger
99.1	Press release of Kreido Biofuels, Inc. issued April 2, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

KREIDO BIOFUELS, INC.
Date: April 9, 2007	By:	/s/ Phil Lichtenberger
		Name:	Philip Lichtenberger
		Its:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit
10.1	Employment Agreement dated April 4, 2007, by and between the Company and Philip Lichtenberger
99.1	Press release of Kreido Biofuels, Inc. issued April 2, 2007